Exhibit 99.1
Perimeter Solutions Reports Fourth Quarter 2021 Results
March 24, 2022
Listed on The New York Stock Exchange under the symbol "PRM" on November 9, 2021
Strong full year performance in the Fire Safety segment despite lapping the record 2020 U.S. fire season
Clayton, Missouri, March 24, 2022 - Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality lubricant additives, today reported financial results for its fourth quarter ended December 31, 2021.
Full Year 2021 Results
•Net sales increased 7% to $362.3 million in 2021, as compared to $339.6 million in 2020.
•Fire Safety sales increased 7% to $261.2 million, as compared to $245.0 million in 2020.
•Oil Additives sales increased 7% to $101.2 million, as compared to $94.6 million in 2020.
•Net loss for 2021 was $659.8 million, or $(9.68) per share, a decrease of $684.1 million from net income of $24.2 million, or $0.46 per share for 2020.
•Adjusted EBITDA increased 4% to $141.4 million in 2021, as compared to $136.0 million in 2020.
•Fire Safety Adjusted EBITDA increased 5% to $117.9 million, as compared to $112.0 million in 2020.
•Oil Additives Adjusted EBITDA decreased 2% to $23.6 million, as compared to $24.0 million in 2020.
Fourth Quarter 2021 Results
•Net sales decreased 18% to $45.9 million in the 2021 fourth quarter, as compared to $55.8 million in the 2020 fourth quarter.
•Fire Safety sales decreased 23% to $23.9 million, as compared to $31.1 million in the 2020 fourth quarter.
•Oil Additives sales decreased 11% to $22.0 million, as compared to $24.8 million in the 2020 fourth quarter.
•Net loss during the 2021 fourth quarter was $689.5 million, or $(6.10) per share, a increase of $683.2 million from a net loss of $6.3 million, or $(0.12) per share for the 2020 fourth quarter.
•Adjusted EBITDA decreased 57% to $6.8 million during the 2021 fourth quarter, as compared to $16.0 million in the 2020 fourth quarter.
•Fire Safety Adjusted EBITDA decreased 87% to $1.2 million, as compared to $9.2 million in the 2020 fourth quarter.
•Oil Additives Adjusted EBITDA decreased 17% to $5.6 million, as compared to $6.7 million in the 2020 fourth quarter.
CEO Edward Goldberg commented: “We are proud of our performance in 2021, particularly in our Fire Safety business, where, despite an extremely challenging supply chain and logistics backdrop, we met our commitments to our customers with 100% reliability, in support of their mission to save lives, property and the environment. We also grew segment Adjusted EBITDA while lapping the record 2020 U.S. fire season.” Mr. Goldberg added “The 2021 fourth quarter experienced very limited fire activity, and our Fire Safety results were down period-over-period. Fluctuations based on the intensity of the fire season in a given quarter is a feature of our Fire Safety business, and can be especially pronounced in the much smaller fourth and first quarters, as evidenced in 2021 fourth quarter.” Mr. Goldberg concluded “We’re very optimistic about our business. Assuming a normalized 2022 fire season, and incorporating our best assumptions around other elements of our business, we expect consolidated 2022 Adjusted EBITDA growth consistent with, and perhaps above, our long-term framework of mid-teens growth.”

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, March 24, 2022 to discuss 2021 fourth quarter operating results. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://www.perimeter-solutions.com/en/), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until April 24, 2022.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and lubricant additives. The Company's business is organized and managed in two reporting segments: Fire Safety and Oil Additives.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Oil Additives business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release include statements regarding expected consolidated 2022 Adjusted EBITDA growth.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT:
ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statement of Income and Comprehensive Income (loss)
(in thousands, except share and per share data)

	Fourth Quarter			Full Year
	Successor	Predecessor		Successor	Predecessor
	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021	Three Months Ended December 31, 2020	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31, 2020

Net sales	$21,023	$24,855	$55,819	$21,023	$341,315	$339,577
Cost of goods sold	20,533	12,241	31,828	20,533	172,136	177,532
Gross profit	490	12,614	23,991	490	169,179	162,045
Operating expenses:
Selling, general and administrative expense	16,982	(3,563)	11,168	16,982	38,981	37,747
Amortization expense	8,004	5,606	13,194	8,004	45,424	51,458
Founders advisory fees - related party	652,990	—	—	652,990	—	—
Other operating expense	92	3,087	313	92	4,153	1,364
Total operating expenses	678,068	5,130	24,675	678,068	88,558	90,569
Operating (loss) income	(677,578)	7,484	(684)	(677,578)	80,621	71,476
Other expense (income):
Interest expense, net	6,352	15,136	8,523	6,352	39,087	42,017
Loss on contingent earn-out	198	202	—	198	2,965	—
Unrealized foreign currency loss (gain)	1,006	134	(2,872)	1,006	4,026	(5,640)
Other (income) expense, net	(2)	30	718	(2)	(222)	367
Total other expense (income), net	7,554	15,502	6,369	7,554	45,856	36,744
(Loss) income before income taxes	(685,132)	(8,018)	(7,053)	(685,132)	34,765	34,732
Income tax benefit (expense)	4,675	(985)	759	4,675	(14,136)	(10,483)
Net (loss) income	(680,457)	(9,003)	(6,294)	(680,457)	20,629	24,249
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(7,135)	2,660	6,021	(7,135)	236	4,787
Total comprehensive (loss) income	$(687,592)	$(6,343)	$(273)	$(687,592)	$20,865	$29,036
Net (loss) income per share:
Basic and diluted	$(4.33)	$(0.17)	$(0.12)	$(4.33)	$0.39	$0.46
Weighted average number of ordinary shares outstanding:
Basic and diluted	157,158,579	53,045,510	53,045,510	157,158,579	53,045,510	53,045,510

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$225,554	$22,478
Accounts receivable, net	24,319	28,896
Inventories	110,087	58,784
Income tax receivable	816	11,457
Prepaid expenses and other current assets	14,161	11,406
Total current assets	374,937	133,021
Property, plant, and equipment, net	62,247	48,235
Goodwill	1,051,080	482,041
Customer lists,net	753,459	304,308
Existing technology and patents, net	247,368	135,928
Other intangible assets,net	100,005	33,464
Other assets	2,219	1,209
Total assets	$2,591,315	$1,138,206
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$27,469	$9,869
Accrued expenses and other current liabilities	19,025	16,045
Founders advisory fees payable - related party	53,547	—
Deferred revenue	445	286
Current maturities of long-term debt	—	6,723
Total current liabilities	100,486	32,923
Long-term debt, less current maturities	664,128	680,548
Deferred income taxes	298,633	112,162
Founders advisory fees payable - related party	312,242	—
Redeemable preferred shares	96,867	—
Redeemable preferred shares - related party	3,699	—
Other non-current liabilities	22,195	21,151
Total liabilities	$1,498,250	$846,784
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 157,237,435 shares issued and outstanding at December 31, 2021	157,237	—
Common stock, $1 par value per share; 53,045,510 shares authorized, issued and outstanding at December 31, 2020	—	53,046
Additional paid-in capital	1,679,788	289,344
Accumulated other comprehensive loss	(7,135)	(3,174)
Accumulated deficit	(736,825)	(47,794)
Total shareholders' equity	1,093,065	291,422
Total liabilities and shareholders' equity	$2,591,315	$1,138,206

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner and on a segment basis. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense (iv) non-cash impact of purchase accounting on the cost of inventory sold (v) contingent future payment related to an acquired business (vi) management fees related to the services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the "Sponsor") when acting in a management capacity and (vi) unrealized foreign currency loss (gain). To supplement the Company's consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary, wherein, the Successor Period and the 2021 Predecessor are combined (“S/P Combined”), to show the computations of adjusted EBITDA, and reconciliations from U.S. GAAP income (loss) before income taxes, taking into account certain charges and gains that were recognized during the periods presented. The Corporate category includes unallocated costs related to our corporate headquarter activities.
Consolidated

Three Months Ended	S/P Combined	Successor	Predecessor
	Three Months Ended December 31, 2021	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021	Three Months Ended December 31, 2020
Loss before income taxes	$(693,150)	$(685,132)	$(8,018)	$(7,053)
Depreciation and amortization	15,786	9,379	6,407	14,746
Interest and financing expense	21,488	6,352	15,136	8,523
Founders advisory fees - related party	652,990	652,990	—	—
Transaction expenses [1]	(2,380)	5,580	(7,960)	1,689
Stock compensation expense	4,977	4,821	156	—
Non-cash purchase accounting impact [2]	2,948	2,948	—	—
Loss on contingent earn-out	400	198	202	—
Management fees [3]	136	—	136	312
Contingent future payments [4]	2,500	—	2,500	625
Unrealized foreign currency loss (gain)	1,140	1,006	134	(2,872)
Adjusted EBITDA	$6,835	$(1,858)	$8,693	$15,970
Net sales	$45,878	$21,023	$24,855	$55,819

Year Ended	S/P Combined	Successor	Predecessor
	Year Ended December 31, 2021	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31, 2020
(Loss) income before income taxes	$(650,367)	$(685,132)	$34,765	$34,732
Depreciation and amortization	61,379	9,379	52,000	58,117
Interest and financing expense	45,439	6,352	39,087	42,017
Founders advisory fees - related party	652,990	652,990	—	—
Transaction expenses [1]	10,425	5,580	4,845	2,379
Stock compensation expense	4,977	4,821	156	—
Non-cash purchase accounting impact [2]	2,948	2,948	—	—
Loss on contingent earn-out	3,163	198	2,965	—
Management fees [3]	1,073	—	1,073	1,281
Contingent future payments [4]	4,375	—	4,375	3,125
Unrealized foreign currency loss (gain)	5,032	1,006	4,026	(5,640)
Adjusted EBITDA	$141,434	$(1,858)	$143,292	$136,011
Net sales	$362,338	$21,023	$341,315	$339,577
(1)Adjustment to reflect non-recurring expenses incurred related to business combination with Perimeter Solutions.
(2)Represents the non-cash impact of purchase accounting on the cost of inventory sold. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.
(3)Adjustment to reflect fees pertaining to services provided by the Sponsor when acting in a management capacity on strategic and other non-operational matters which do not represent expenses incurred in the normal course of our operations.
(4)Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.

Operating Segments
Fire Safety

	S/P Combined	Successor	Predecessor
Three Months Ended	Three Months Ended December 31, 2021	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021	Three Months Ended December 31, 2020
Loss before income taxes	$(34,931)	$(25,125)	$(9,806)	$(14,423)
Depreciation and amortization	12,129	7,418	4,711	10,598
Interest and financing expense	19,990	5,029	14,961	10,897
Transaction expenses	(2,524)	5,436	(7,960)	1,649
Stock compensation expense	3,406	3,250	156	—
Loss on contingent earn-out	400	198	202	—
Management fees	136	—	136	312
Deferred future payments	2,500	—	2,500	625
Unrealized foreign currency loss (gain)	107	98	9	(429)
Adjusted EBITDA	$1,213	$(3,696)	$4,909	$9,229
Net sales	$23,924	$7,913	$16,011	$31,052

	S/P Combined	Successor	Predecessor
Year Ended	Year Ended December 31, 2021	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31, 2020
Income (Loss) before income taxes	$7,507	$(25,125)	$32,632	$23,110
Depreciation and amortization	44,412	7,418	36,994	41,271
Interest and financing expense	42,358	5,029	37,329	41,879
Transaction expenses	10,281	5,436	4,845	2,300
Stock compensation expense	3,406	3,250	156	—
Loss on contingent earn-out	3,163	198	2,965	—
Management fees	1,073	—	1,073	1,281
Deferred future payments	4,375	—	4,375	3,125
Unrealized foreign currency loss (gain)	1,318	98	1,220	(932)
Adjusted EBITDA	$117,893	$(3,696)	$121,589	$112,034
Net sales	$261,180	$7,913	$253,267	$244,968

Oil Additives

	S/P Combined	Successor	Predecessor
Three Months Ended	Three Months Ended December 31, 2021	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021	Three Months Ended December 31, 2020
(Loss) income before income taxes	$(3,103)	$(4,891)	$1,788	$7,370
Depreciation and amortization	3,657	1,961	1,696	4,148
Interest and financing expense	554	379	175	(2,374)
Transaction expenses	144	144	—	40
Stock compensation expense	389	389	—	—
Non-cash purchase accounting impact	2,948	2,948	—	—
Unrealized foreign currency loss (gain)	1,033	908	125	(2,443)
Adjusted EBITDA	$5,622	$1,838	$3,784	$6,741
Net sales	$21,954	$13,110	$8,844	$24,767

	S/P Combined	Successor	Predecessor
Year Ended	Year Ended December 31, 2021	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31, 2020
(Loss) income before income taxes	$(2,758)	$(4,891)	$2,133	$11,622
Depreciation and amortization	16,967	1,961	15,006	16,846
Interest and financing expense	2,137	379	1,758	138
Transaction expenses	144	144	—	79
Stock compensation expense	389	389	—	—
Non-cash purchase accounting impact	2,948	2,948	—	—
Unrealized foreign currency loss (gain)	3,714	908	2,806	(4,708)
Adjusted EBITDA	$23,541	$1,838	$21,703	$23,977
Net sales	$101,158	$13,110	$88,048	$94,609

Corporate

Successor
Three Months and Year Ended	November 9, 2021 Through December 31, 2021
(Loss) income before income taxes	$(655,116)
Interest and financing expense	944
Founders advisory fees - related party	652,990
Stock compensation expense	1,182
Adjusted EBITDA	$—